UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on February 11, 2013, on February 7, 2013, Dialogic Corporation, a wholly owned subsidiary of Dialogic Inc. (the “Company”), entered into a Third Amendment (the “Third Amendment”) to the Third Amended and Restated Credit Agreement (“Term Loan Agreement”) with Obsidian, LLC, as agent and collateral agent, and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC, and Tennenbaum Opportunities Partners V, LP., as lenders, (collectively, the “Term Lenders”). In connection with the Third Amendment, the Company entered into a Subscription Agreement with the Term Lenders dated February 7, 2013 (the “Subscription Agreement”) whereby the Company agreed to issue to the Term Lenders an amount of common stock equal to the market value of 10.0% of the outstanding shares of the Company based on the closing bid price immediately prior to such issuance as set out in the Subscription Agreement. On February 7, 2013, a total of 1,442,172 shares of common stock (the “Shares”) were issued to the Term Lenders under the terms of the Subscription Agreement.

Mr. Rajineesh Vig, a partner at an entity affiliated with the Term Lenders, is a member of the Company’s board of directors. As such, absent shareholder approval, the Staff determined that Company’s issuance of the Shares in connection with the Agreement violated the shareholder approval rules under NASDAQ Listing Rule 5635(c) (the “Rule”).

On March 1, 2013, the Company entered into a lockup agreement (“Lock –Up Agreement”) with the Term Lenders whereby the Term Loan Lenders agreed, for a period (“Lock-Up Period”) commencing on March 7, 2013 and ending on the date that the stockholders of the Company approve the issuance of the Shares to the Term Lenders pursuant to the Subscription Agreement, not sell or otherwise dispose of any of the Shares, or vote or grant any proxy with respect to any of the Shares at any meeting of stockholders or by written consent for any purpose or action during the Lock-Up Period.

Pursuant to the Lock-Up Agreement, the Company also agreed that, during the Lock-Up Period, the Company will not declare any dividends or make any distributions to the Term Loan Lenders with respect to the Shares.

On March 19, 2013, the Staff notified the Company that, based on this corrective action, the Company had regained compliance with the Rule and, subject to the filing of a Form 8-K, that the matter was now closed.

Item 8.01. Other Events

As previously disclosed on December 28, 2012, the Company received a Staff Determination Letter from the Listing Qualifications Department of The NASDAQ Stock Market (“Staff”) on December 26, 2012 notifying the Company that it had not regained compliance with NASDAQ Listing Rule 5810(c)(3)(D) (the “Market Value Rule”) and that the Company’s securities would be scheduled for delisting from The NASDAQ Global Market and would be suspended at the opening of business on January 4, 2013, unless the Company requested an appeal of Staff’s decision to the Hearings Panel (the “Panel”), in accordance with the procedures set forth in the NASDAQ Listing Rule 5800 Series. Accordingly, the Company requested a hearing before the Panel; and appeared before the Panel at a hearing on March 7, 2013.

On March 15, 2013, the Panel rendered its decision and allowed the Company to continue to be listed on The NASDAQ Global Market, subject to the condition that, on or before April 15, 2013, the Company demonstrates to the Panel that it had regained compliance with the Market Value Rule. There can be no assurance that the Company will be able to regain compliance with the Market Value Rule before April 15, 2013, or that it will be able to obtain a further extension from the Panel if it had not regained compliance by that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: March 22, 2013
	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel